CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***]

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Issued: February 2, 2022

WARRANT TO PURCHASE SHARES
of
XTI AIRCRAFT COMPANY

THIS CERTIFIES THAT, for value received, [***], or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from XTI AIRCRAFT COMPANY, a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company, to purchase from the Company up to 6,357,474 (Six Million Three Hundred Fifty Seven Thousand Four Hundred Seventy Four) shares (“Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), as adjusted pursuant to Section 7 hereof.

2.Exercise Price and Exercise Period.

2.1Exercise Price.    The exercise price for the Shares shall be $0.01 per Share (the
“Exercise Price”), subject to adjustment under Section 7 hereof.

2.3Expiration Date. This Warrant shall be exercisable, in whole or in part, at any time and from time to time on or before the earliest of immediately prior to the closing of (subject to Section 4 hereof) (i) a Liquidation Event or (ii) 5:00 p.m. Pacific time on the 7th anniversary (the “Expiration Date”) of the date of the Aircraft Purchase Agreement between [***] and the Company dated February 2, 2022 (the “Purchase Agreement”)

2.4Vesting. The purchase rights represented by this Warrant may be exercised by the Holder, only with respect to that number of Shares as to which this Warrant has vested. The Warrant shall vest as follows:

(a)One third (1/3rd) of the Shares shall vest upon the execution and delivery of the Purchase Agreement.

(b)One third (1/3rd) of the Shares shall vest: (i) in the event that XTI is acquired by a special purchase acquisition corporation (SPAC) and [***], in its sole discretion, invests a minimum of US$10M in any private investment in public equity (PIPE) consummated in connection with such SPAC transaction, or (ii) upon the occurrence of any other Liquidation Event resulting in a change of control of XTI; and

(c)One third (1/3rd) of the shares shall vest upon acceptance of delivery and final purchase by [***] of the first XTI Aircraft contemplated by the Purchase Agreement.

2.5Definitions. As used herein:
“Airline” means an air carrier or any Affiliate thereof (other than [***] and its successors and its and their Affiliates).
“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, for so long as the control exists. “Controlled” has a meaning analogous thereto.

“Liquidation Event” means (i) a merger or consolidation of the Company or a subsidiary of the Company in which the Company issues or exchanges shares of its capital stock pursuant to such merger or consolidation (excluding a transaction effected solely for purposes of changing the Company’s jurisdiction of incorporation), other than a merger or consolidation in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving entity (or if the Company or such surviving entity is a subsidiary immediately following such transaction, its parent), (ii) an acquisition of the outstanding voting securities of the Company, in a single transaction or series of related transactions, other than an acquisition in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company, (iii) the sale, lease, transfer, license or other disposition of all or substantially all of the assets, business, technology or intellectual property of the Company, in a single transaction or series of related transactions, or (iv) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. Notwithstanding the foregoing, a merger or reverse merger involving the Company and a special purpose acquisition company or similar entity (a “SPAC Transaction”) shall not be a Liquidation Event.

3.Method of Exercise.

(a)Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b)Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

Y (A-B)
X = ———————
A

Where: X = the number of the Shares to be issued to the Holder.

Y = the number of the Shares exercisable under this Warrant.

A = the fair market value of one Share on the date of determination.

B = the per share Exercise Price (as adjusted to the date of such calculation).

(c)Automatic Cashless Exercise. To the extent that there has not been an exercise by the Holder pursuant to Section 3(a) or 3(b) hereof, any portion of the Warrant that remains exercisable but unexercised shall be exercised automatically to the extent exercisable, upon the Expiration Date (including a Liquidation Event) pursuant to the mechanics described in Section 3(b).

(d)Fair Market Value. For purposes of this Section 3(b), the per share fair market value of the Shares shall mean: (i) if the Common Stock is publicly traded, the average of the closing prices of the Common Stock on the principal exchange on which the Common Stock is listed or if the Common Stock is not so listed, as quoted on the Over-the-Counter Bulletin Board, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value, the initial price to public if exercised in connection with the Company’s firmly committed underwritten initial public offering (an “IPO”) or the reference price if exercised in connection with the Company’s direct listing upon the effectiveness of a registration statement filed under the Securities Act that registers shares of existing capital stock of the Company for resale not pursuant to an underwritten offering (a “Direct Listing”); (ii) if the Common Stock is not so publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent valuations undertaken by the Company, recent bona fide offers to acquire the Company or make a substantial equity investment and/or sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length; and (iii) in the event the Warrant is exercised in connection with a Liquidation Event, the per-share fair market value shall be equal to the consideration received by holders of Common Stock in such Liquidation Event.

4.Notice of a Liquidation Event. In the event that, prior to the expiration of this Warrant, the Company anticipates a Liquidation Event, the Company shall notify the Holder in writing at least ten business days prior to the closing of such Liquidation Event (and such notice shall include the purchase price and amounts distributable to holders of Shares).

5.Certificates for Shares. As soon as practicable upon the exercise of this Warrant, the Company shall issue the Holder a certificate or book-entry entitlement for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant.

6.Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows (but not so as to result in any double adjustment and only as to preserve relative present value):
7.1Merger, Consolidation or Sale of Assets. If at any time there shall be a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, to which the Holder as the holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such merger, consolidation or sale if this Warrant had been exercised immediately before such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger, consolidation or sale. This provision shall apply to successive mergers or consolidations. For the avoidance of doubt, in connection with a SPAC Transaction, the rights and interests of the Holder under this Warrant will be replicated in an equivalent warrant for securities issued in the SPAC Transaction.

7.2Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change (and the term “Common Stock” as used in this Section 7 shall thereafter refer to such other type or class of securities, as applicable).

7.3Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

7.4Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired pays a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

7.5Other Dividends. In case the Company at any time pays a dividend or makes a distribution on its Common Stock (other than a dividend or distribution in shares of Common Stock), the Holder shall have the right thereafter to receive upon the exercise of this Warrant, in addition to the shares of Common Stock deliverable upon such exercise, the cash or kind and amount of other securities and property which the Holder would have been entitled to receive if the Holder had exercised this Warrant immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution. The amount of any such other securities and property which the Holder shall thereafter be entitled to receive upon the exercise of this Warrant shall be subject to adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to those contained herein with respect to the Common Stock of the Company. The provisions of this Section 7.5 shall similarly apply to successive dividends or distributions of the character specified above.

7.6Adjustment of Number of Shares. Whenever an adjustment is made in the Exercise Price pursuant to Sections 7.1 through 7.5, the total number of shares of Common Stock acquired upon exercise of this Warrant shall also be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

7.7Notice of Adjustments; Other Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to any provision of this Section 7, the Company shall issue and provide to the Holder, subject to the following sentence, prior written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment. In addition, so long as this Warrant shall be outstanding, (i) if the Company shall declare any dividend or make any distribution upon the Common Stock or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, where such aforementioned events are not within the Liquidation Event, then in each such case, the Company shall cause to be mailed to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend or distribution, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

8.Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the delivery upon exercise of this Warrant such number of validly issued, fully paid and nonassessable shares of Common Stock as shall from time to time be deliverable upon the exercise of this Warrant.

9.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

(a)The execution and delivery of this Warrant have been duly and properly authorized by all requisite corporate action of the Company, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b)The Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Shares), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s certificate of incorporation or bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound, other than such consent, approval or action which has been obtained prior to the date hereof.

(c)The issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of the Shares upon exercise of this Warrant will be, exempt from registration and qualification under applicable federal and state securities laws.

(d)The Warrant Shares, when issued pursuant to the terms hereof, will be fully paid, nonassessable, and not subject to any liens or encumbrances.

11.Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Act.

(b)The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that the Holder bears the economic risk of such investment, unless a subsequent disposition thereof is registered under the Act or is exempt from or not subject to such registration.

(c)The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.

(d)The Holder is able to bear the economic risk of the purchase of the Shares.

12.Warrants Nontransferable. This Warrant is nontransferable except with the consent of the Company.

13.Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile or email transmission, if delivered by facsimile or email transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at [***], and (ii) if to the Company, at XTI Aircraft Company, 7625 S. Peoria St., Suite 216A, Englewood, CO 80112, Attn: President, Email: [***], with copy to [***] or at such other address as the Holder or the Company (as applicable) shall have furnished in writing.

14.“Market Stand-Off” Agreement. The Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) during a period of up to one hundred eighty (180) days following the effective date of the registration statement for the Company’s underwritten initial public offering filed under the Act or such shorter period to which the Company or any officer, director or shareholder of the Company, or other Airline, is subject under the terms and conditions of such underwritten initial public offering (it being understood that if such shorter period applies to only a portion of the shares held by such officer, director or shareholder or other Airline, such shorter period shall be applied to the same proportion of the Holder’s Common Stock). Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall also apply ratably to the Holder’s Common Stock. The Company may impose stop-transfer with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section.

15.Right to Conduct Activities. The Company, on behalf of itself and its Affiliates, hereby agrees and acknowledges that [***] (together with its Affiliates, “[***]”) is an airline with diverse operations, business arrangements with many third parties, and makes investments in unrelated companies, some of which may compete directly or indirectly with the Company’s business. The Company hereby agrees that [***] shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by [***] (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any officer, employee or other representative of [***] (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve [***] from liability associated with the unauthorized disclosure or unauthorized use of the Company’s confidential information obtained pursuant to this agreement, the Purchase Agreement or the Non-Disclosure Agreement between the Company and [***] dated June 7, 2021. .

16.Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).

17.Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of any jurisdiction. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT IS HEREBY WAIVED.

18.Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by both parties. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

19.No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

20.Counterparts. The Warrant may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies or pdf copies of signature pages shall be binding originals.

[Signature page follows]

The Company has caused this Warrant to be issued as of the date first written above.

XTI AIRCRAFT COMPANY
By:_____________________
Name:
Title:

ACKNOWLEDGED AND AGREED
(and the Holder hereby makes the representations and warranties by Holder set forth above):

HOLDER:
By:_____________________
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:    XTI Aircraft Company
7625 S. Peoria Street, Suite 216A Englewood, CO 80112

1.The undersigned hereby elects to purchase    shares of XTI Aircraft Company pursuant to the terms of the attached Warrant.

2.Method of Exercise (Please initial the applicable blank):

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

        The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 3(b) of the Warrant.

3.Please issue a certificate or certificates, including book-entry entitlements, representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)      (Title)